Exhibit 99.1

EVINE Live Secures $17 Million Bank Term Loan and Reiterates Preliminary Fourth Quarter Results

MINNEAPOLIS, MN – March 10, 2016 – EVINE Live Inc. (NASDAQ: EVLV) announced today that it has secured a 5-year bank term loan with GACP Finance Co., LLC for $17 million.

EVINE Live expects to use the borrowings for general corporate purposes as well as to strengthen the overall liquidity position of the company. The term loan bears interest at Libor plus 11.00%, and matures in March of 2021.

“For 2016, our primary focus is to improve our execution on the fundamentals of our business, both from a profitability perspective as well as from a balance sheet perspective,” said Bob Rosenblatt, Interim CEO. “This incremental liquidity is part of our integrated plan to ensure we have the flexibility to be opportunistic with our business operations in order to drive improving profitability and value for all of our stakeholders.

In addition, we are reiterating our preliminary fourth quarter results.”

The Company will report Q4 and FY 2015 results after the market close on March 22, with a conference call at 8:30am EST on March 23.

About EVINE Live Inc.

EVINE Live Inc. (NASDAQ: EVLV) is a digital commerce company that offers a compelling mix of proprietary, exclusive and name brands directly to consumers in an engaging and informative shopping experience via television, online and on mobile. EVINE Live reaches approximately 88 million cable and satellite television homes 24 hours a day with entertaining content that invites its community of customers to shop, share and smile in a comprehensive digital shopping experience.

Please visit www.evine.com/ir for more investor information.

Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Investors:
Jason Iannazzo
EVINE Live Inc.
jiannazzo@evine.com
(952) 943-6126

1

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name and corporate name; customer acceptance of our new branding strategy and our repositioning as a digital commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits or television programming; and the risks identified under “Risk Factors” in our recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter the Company’s forward-looking statements whether as a result of new information, future events or otherwise.

2